Exhibit 10.1

Contract No.(M)201005003(SA)

STRATEGIC ALLIANCE AGREEMENT

THIS STRATEGIC ALLIANCE AGREEMENT (this “Agreement”) is entered into and effectiveness as of the 25th day of May, 2010 (hereinafter referred to as the effective date of the Agreement), by and between TURBINE TRUCK ENGINES, INC., a Nevada Company (hereinafter referred to as “TURBINE”), and Falcon Power Co., Ltd. a Taiwan limited by share company address at 6F., No.6, Sec.2, Nanjing E. road, Jhongshan District 104, Taipei (the “FALCON”)

WITNESSETH

WHEREAS, TURBINE and FALCON wish to enter into a strategic alliance for the collaborative engineering, technical development and commercialization of the Detonation Cycle Gas Turbine Engine (“DCGT”) and the Hydrogen Generator with exclusive rights owned by TURBINE and FALCON; and

WHEREAS, the parties, as a result of such collaborative efforts, desire to establish a Joint Venture to manufacture, market and sell the new product in Taiwan, China, and other appropriate area once the new product has been shown to have commercial market potential.

NOW, THEREFORE, in consideration of the foregoing and of the mutual premises hereinafter expressed, the parties hereto do mutually agree as follows:

Contract No.(M)201005003(SA)

ARTICLE I. SCOPE OF STRATEGIC ALLIANCE.

A.	TURBINE will, upon signing of this Agreement, deliver to FALCON, drawings or prototype engine for integration testing with FALCON’s Hydrogen Generator. (detailed description step by step) for the DCGT project, for the purpose of allowing FALCON to be able to design a suitable device for the future Joint Venture.

B.	TURBINE and FALCON will file for patent protection for any technology jointly developed in Taiwan and China under the PCT (Patent Cooperation Treaty).

C.	TURBINE and FALCON shall, in good faith, and in a professional manner, work independently and collectively in a friendly competitive manner towards the modification of the DCGT and the Hydrogen Generator to see who can make the best design or give the best innovative ideas on the DCGT engines.

Contract No.(M)201005003(SA)

D.	Both parties will utilize all resources available to them, at their own expenses to aid in design modifications, construction, testing on their own devices. However any integration cost will be responsible by both parties on an equal basis.

E.	All designs, modifications and improvements on the jointly developed device shall belong to both parties on an equal basis.

F.	Any technology or device derived from this joint effort, TURBINE agrees to use Falcon’s hydrogen generators exclusively for any fuel delivery system involving hydrogen, and Falcon agrees to use TURBINE’s DCGT engines exclusively for any shaft driven power source.

G.	Both parties agree to show a good faith effort through a mutually agreed stock swap between the two publicly traded companies. The terms and conditions of the common stock swap shall be decided upon by mutual agreement of both parties.

Contract No.(M)201005003(SA)

ARTICLE II. CONFIDENTIAL INFORMATION.

The parties acknowledge and agree that in the course of the performance by both parties contemplated (hereunder collectively, the “Services”) or additional services pursuant to this Agreement, that both parties may be given access to, or come into possession of, confidential information of TURBINE and FALCON which information may contain trade secrets, proprietary data or other confidential material of that party. Therefore the parties have executed a Non-Disclosure Agreement which is attached hereto as Exhibit A, and incorporated by reference as if fully set forth herein. Materials used in any engagement undertaken pursuant to this Agreement shall not be altered or changed without the consent of both parties.

ARTICLE III. TRADEMARK, TRADE NAME AND COPYRIGHTS.

Except as expressly provided herein, this Agreement does not give either party any ownership rights or interest in the other party’s trade name, patents, trademarks or copyrights.

ARTICLE IV. INTELLECTUAL PROPERTY.

Work performed on engagements pursuant to this Agreement by either FALCON and/or TURBINE and information, materials, products and deliverables developed in connection with engagements pursuant to this Agreement shall be the property of TURBINE and/or FALCON. All underlying methodology utilized by TURBINE and FALCON respectively which was created and/or developed by either prior to the date of this Agreement and utilized in the course of performing engagements pursuant to this Agreement shall not become the property of the other. Each party’s rights, titles and interests are described in the Non-Disclosure Agreement attached hereto as Exhibit A.

Contract No.(M)201005003(SA)

ARTICLE V. GENERAL PROVISIONS.

A.	Assignment and Delegation: Neither party shall assign or delegate this Agreement or any rights, duties or obligations hereunder to any other person and/or entity without prior express written approval of the other party.

B.	Exhibits: The Exhibits attached hereto are made a part of this Agreement as if fully set forth herein.

IN WITNESS WHEREOF, the parties, by their

duly authorized representatives, have caused this Agreement to be executed as of the date first written above.

Contract No.(M)201005003(SA)

TURBINE TRUCK ENGINES, INC.		FALCON POWER CO., LTD.

By:	/s/ Michael H Rouse	By:	/s/ Dr. CHANG, CHING-CHANG

Michael H Rouse		Dr. CHANG, CHING-CHANG

President		Chairman

917 Biscayne Blvd., Suite 6		6F., No.6, Sec.2, Nanjing E road, 104

DeLand, Florida 32724 U.S.A.		Taipei Taiwan R.O.C.

Contract No.(M)201005003(SA)

Exhibit A

CONFIDENTIALITY AGREEMENT

THIS AGREEMENT is made and entered into by and between TURBINE TRUCK ENGINES, INC. having an office located at 917 Biscayne Blvd. Suite 6, DeLand, FL. 32724 (hereinafter referred to as TTE) and Falcon Power Co., Ltd. a Taiwan limited by share company address at 6F., No.6, Sec.2, Nanjing E road, Jhongshan District 104, Taipei (the “FALCON”)

WITNESSETH:

WHEREAS, FALCON and TTE desire to examine or evaluate and/or determine possible utilization of a subject of mutual interest relating to engine design, development, manufacture, marketing, sales, licensing and investment.

WHEREAS, both parties are interested in cooperating in this endeavor and, in order to further this cooperative effort, each is willing to disclose certain confidential, proprietary, and/or trade secret information (“Confidential Information”) to the other provided the other agrees not to disclose said information to any third parties;

Contract No.(M)201005003(SA)

NOW, THEREFORE, in consideration of the foregoing and the mutual undertakings of the parties as set forth below, the parties herein agree as follows:

I.DISCLOSURE OF CONFIDENTIAL INFORMATION/

A.	All information disclosed by one party to the other concerning the above mentioned subject, except as set forth below, whether disclosed verbally, by samples or in writing, shall be considered Confidential Information.

B.	All written, printed or tangible documents, formulas, samples and materials submitted by one party to the other hereunder and all copies thereof, shall be returned to the submitting party upon request and, in any event, upon termination of this Agreement.

II. OBLIGATION OF SECRECY /

Each party agrees that Confidential Information disclosed to it hereunder shall be retained in secret and shall not be used for its own purposes or those of others, or disclosed to others, indefinitely, even beyond the termination of this Agreement, unless the information:

a)	was known to the receiving party prior to disclosure by the disclosing party;

b)	was publicly available at the time of the disclosure to the receiving party;

c)	subsequently becomes publicly available through no fault of the receiving party; or

d)	is rightfully acquired by the receiving party subsequent to disclosure by the disclosing party from a third party who is not in breach of a confidential relationship to the disclosing party with regard to such information.

Contract No.(M)201005003(SA)

a)

b)

c)

d)

III. FURTHER OBLIGATIONS /

A.	Each party further agrees that it will disclose the aforesaid Confidential Information only to such of its employees who have a need to know said Confidential Information in order to carry out its responsibilities and only then to employees who have been advised of the confidential nature of the information and have agreed to accept the same obligation of secrecy.

B.	This agreement represents the entire understanding of the parties. This Agreement shall not be construed to create any obligation on the part of either party to retain services or to compensate each other in any manner, except as may be set forth by a separate written agreement duly executed by both parties.

C.	Neither party may assign this Agreement or its duties hereunder without the express written consent of the other.

Contract No.(M)201005003(SA)

IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have caused this Agreement to be executed.

TURBINE TRUCK ENGINES, INC.		FALCON POWER CO., LTD.

By:	/s/ Michael H. Rouse	By:	/s/ Dr. CHANG, CHING-CHANG

Michael H. Rouse		Dr. CHANG, CHING-CHANG

President		Chairman

917 Biscayne Blvd., Suite 6		6F., No.6, Sec.2, Nanjing E road, 104

DeLand, Florida 32724 U.S.A.		Taipei Taiwan R.O.C.